Consent of Independent Registered Public Accounting Firm

     We have issued our report dated October 15, 2004 accompanying the financial statements of Van Kampen Insured Income Trust, Series 85 as of August 31, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 3 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                        Grant Thornton LLP


Chicago, Illinois
December 27, 2004